UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 13th, 2011

DELTA ENTERTAINMENT GROUP, INC,

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

333-165719	27-1059780
(Commission File Number)	(IRS Employer Identification No.)

2950 West Cypress Creek Road Suite 201 Fort Lauderdale, Florida 33309

(Address of Principal Executive Offices)

7100 West Camino Real Suite 302 Boca Raton, FL 33433

(Former Address or Principal Executive Offices)

(954) 449-2690

(Registrant’s Telephone Number, Including Area Code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On June 13, 2011 PearlBrite Concepts, Inc. (“PearlBrite”) , our wholly owned subsidiary, entered into a Merchandise License Agreement (the “Agreement”) with Teresa Giuduce, LLC. and Celebrity Brands Licensing LLC (“Licensor”) which grants PearlBrite the right to use the trademarked name “Teresa Giudice” in connection with the sale of its non-dental cosmetic teeth whitening system. Ms. Giudice is one of the stars of the television series “The Real Housewives of New Jersey”.

The Agreement is for a term of three years and grants PearlBrite the right to use the trademarked name in the United States and Canada. The Company will utilize the trademark including Ms. Giudice’s likeness and image in connection with the sale of its products throughout the licensed territories. The trademark may be used in connection with the sale of PearlBrite’s teeth whitening system and products through mass market retailers, spas, hair salons, nail salons, tanning salons, health clubs, dental offices, modeling agencies, medical facilities, the Internet, infomercials and similar channels of distribution.

Ms. Giudice will make up to six appearances per year including up to two production days for photo shoots, up to two personal appearances and will appear at up to two trade shows to promote PearlBrite. She will also give television and press interviews.

In consideration for the services to be provided by Ms. Giudice, she has been paid $25,000 consisting of $ 12,500 in cash and 125,000 shares of the Company’s common stock in connection with the Agreement of which 87,500 shares have been issued to Ms. Giudice and 37,500 shares have been issued to Celebrity Brand. Ms. Giudice will receive an 8% royalty based upon PearlBrite’s net sales. The guaranteed minimum royalty in year one is $25,000 (which has been paid), $50,000 in year two and $75,000 in year three. If the total royalties paid to Ms. Giudice exceed $250,000 during the term of the Agreement, the Agreement will automatically renew for an additional three year term and will be subject to a minimum annual royalty payment of $75,000.

The foregoing represents a summary of the Agreement. For more complete information regarding the terms and conditions of the Agreement, you are urged to review a copy of the Agreement which is attached hereto and identified as Exhibit 10.1.

Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

Exhibit 10.1     Merchandise License Agreement

Exhibit 99.1     Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2011
Delta Entertainment Group, Inc.
	By:	/s/ Leonard Tucker
Leonard Tucker, CEO